Exhibit 8.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

525 UNIVERSITY AVENUE

Broadcom Corporation 5300 California Avenue Irvine, CA 92617	PALO ALTO, CALIFORNIA 94301-1908 TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com September 24, 2015

FIRM/AFFILIATE

OFFICES

BOSTON

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

Seoul

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

Re:	United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the Agreement and Plan of Merger dated May 28, 2015 (as amended through the effective date thereof, the “Merger Agreement”) by and among (i) the Company, (ii) Pavonia Limited, a limited company incorporated under the laws of the Republic of Singapore and classified as a foreign corporation for U.S. federal income tax purposes (“Holdco”); (iii) Avago Technologies Limited, a limited company incorporated under the laws of the Republic of Singapore (“Avago”); (iv) Safari Cayman L.P., an exempted limited partnership formed under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdco (“Holdco LP”); (v) Avago Technologies Cayman Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Holdco LP (“Intermediate Holdco”); (vi) Avago Technologies Cayman Finance Limited, an exempted company incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Intermediate Holdco (“Finance Holdco”); (vii) Buffalo CS Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Lower Holdco (“Cash/Stock Merger Sub”); and (viii) Buffalo UT Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Finance Holdco (“Unit Merger Sub”, and together with Cash/Stock Merger Sub, Avago, Holdco, Holdco LP, Intermediate Holdco and Finance Holdco, the “Avago Parties”). This opinion is being delivered in connection with the Registration Statement (File No. 333-205938) of Holdco and Holdco LP on Form S-4 filed on July 29, 2015, with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”), and the related Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”). Capitalized terms used herein but not defined shall have the meanings set forth in the Registration Statement and Proxy Statement/Prospectus.

Broadcom Corporation

In rendering the opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Proxy Statement/Prospectus and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In making our examination of documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents and that such documents accurately reflect the material facts of such transactions. For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by the Company and Avago Parties, including the accuracy and completeness of all representations and covenants set forth in the letters issued on (i) September 24, 2015 by an officer of Broadcom and (ii) September 24, 2015 by an officer of Avago. For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by the Company and Avago Parties.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “The Transactions—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Broadcom Merger to U.S. Holders of Broadcom Common Shares,” we are of the opinion that under current United States federal income tax law, (i) the exchange of Broadcom Common Shares for Restricted Exchangeable Units pursuant to the Unit Merger should qualify as an exchange within the meaning of Section 721 of the Code; and (ii) the exchange of Broadcom Common Shares for Holdco Ordinary Shares pursuant to the Cash/Stock

Broadcom Corporation

Merger should qualify as an exchange within the meaning of Section 351 of the Code. Assuming that the exchange of Broadcom Common Shares for Restricted Exchangeable Units qualifies as an exchange within the meaning of Section 721 of the Code, a holder of Broadcom Common Shares receiving Restricted Exchangeable Units for such Broadcom Common Shares pursuant to the Unit Merger will not recognize any gain or loss with respect to the receipt of such Restricted Exchangeable Units. Furthermore, assuming that the exchange of Broadcom Common Shares for Holdco Ordinary Shares pursuant to the Cash/Stock Merger qualifies as an exchange within the meaning of Section 351 of the Code, and provided that Section 367(a)(1) of the Code (as discussed in the Proxy Statement/Prospectus) does not require recognition of gain on such exchange, a holder of Broadcom Common Shares receiving Holdco Ordinary Shares for such Broadcom Common Shares pursuant to the Cash/Stock Merger will not recognize any gain or loss with respect to the receipt of such Holdco Ordinary Shares.

Except as set forth above, we express no other opinion. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and cannot be relied upon by any other person without our express written permission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP